Exhibit 5.1 [Letterhead of Sherman & Howard L.L.C.]

January 9, 2020

M.D.C. Holdings, Inc.

4350 S. Monaco Street

Denver, CO 80237

Re:     M.D.C. Holdings, Inc. 3.850% Senior Notes due 2030

Ladies and Gentlemen:

We have acted as counsel to M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of $300,000,000 in aggregate principal amount of its 3.850% Senior Notes due January 15, 2030 (the “Notes”), which have been fully and unconditionally guaranteed by the subsidiaries of the Company identified as the Colorado Guarantors on Schedule I (the “Colorado Guarantors”), the subsidiaries of the Company identified as the Delaware Guarantors on Schedule I (the “Delaware Guarantors”), the subsidiary of the Company identified as the Maryland Guarantor on Schedule I (the “Maryland Guarantor”) and the subsidiary of the Company identified as the Virginia Guarantor on Schedule I (the “Virginia Guarantor” and together with the Colorado Guarantors, the Delaware Guarantors, the Maryland Guarantor the “Guarantors”). The Notes, together with the guarantees issued by those Guarantors (the “Guarantees”), are described herein as the “Debt Securities.” The Debt Securities are being sold pursuant to the Underwriting Agreement, dated January 6, 2020 (the “Underwriting Agreement”) by and among the Company and the underwriters named therein. The Debt Securities will be issued pursuant to the Indenture, dated as of December 3, 2002 (the “Senior Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a supplemental indenture thereto, dated as of January  9, 2020, between the Company and the Trustee (as so amended and supplemented, the “Indenture”).

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Prospectus Supplement (as defined below).

M.D.C. Holdings, Inc.

January 9, 2020

In connection with the Company’s and the Guarantors’ offering and sale of the Debt Securities, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion, including (1) the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on June 25, 2019 (File No. 333-232327); (2) the prospectus contained in the Registration Statement dated June 25, 2019 (the “Base Prospectus”), as supplemented by the prospectus supplement dated January 6, 2019 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”); (3) the Underwriting Agreement; (4) the Indenture; (5) copies of global certificates representing the Debt Securities; (6) the Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company; (7) the Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company; (8) the Certificate or Articles of Incorporation, Certificate or Articles of Organization, Bylaws and Partnership Agreements, as applicable, of the Guarantors, certified as of a recent date by an officer of the Guarantors (the “Guarantor Documents”); and (9) resolutions adopted by the board of directors, or other governing body, as applicable, of the Company and the Guarantors. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates and other documents from public officials in certain jurisdictions.

In rendering this opinion, we have assumed the due authorization, execution and delivery of the Indenture by the Trustee, and that the Indenture is the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers or conveyances) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indenture and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

M.D.C. Holdings, Inc.

January 9, 2020

When (a) the Debt Securities in substantially the form contained in the Indenture shall have been issued, executed and delivered by the Company to the Trustee for authentication in accordance with the Indenture and shall have been authenticated and delivered by the Trustee in accordance with the Indenture, and (b) the Debt Securities shall have been paid for as described in the Prospectus, in accordance with the terms and conditions of the Underwriting Agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement, (i) the Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ii) the Guarantees will be duly authorized by the respective Guarantors and will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms; except, in each case, (A) to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors’ rights generally and equitable, constitutional and public policy limitations, whether considered in a proceeding at equity or at law; (B) we express no opinion as to the validity or enforceability of any provisions of the Notes or Indenture relating to indemnification, contribution, exculpation or limitation of liability in connection with liability for the indemnified or exculpated party’s own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or provisions with respect to indemnification obligations of the Company to the extent such obligations encompass claims made by the Company or any of its affiliates; and (C) we express no opinion as to the enforceability of any provision of the Indenture or Notes which purports to waive the right to assert counterclaims or setoff.

The opinions expressed herein are limited to (i) the laws of the State of New York, (ii) with respect to the Company and the Delaware Guarantors, the General Corporation Law of the State of Delaware (including the respective statutory provisions and all applicable provisions of the applicable state Constitution and reported judicial decisions interpreting these laws), (iii) with respect to the Colorado Guarantors, the laws of the State of Colorado, and (iv) the federal laws of the United States of America. With respect to all matters of Maryland and Virginia law, including the authorization of the Guarantees by the Maryland Guarantor and the Virginia Guarantor, we have, with your approval, relied upon the opinion of even date herewith of Miles & Stockbridge P.C., and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Miles & Stockbridge P.C. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and its incorporation by reference into the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” contained in the Prospectus. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

Schedule I

Colorado Guarantors

M.D.C. Land Corporation

RAH of Florida, Inc.

Richmond American Homes of Florida, LP

Richmond American Homes of Illinois, Inc.

Richmond American Homes of Nevada, Inc.

Richmond American Homes of New Jersey, Inc.

Richmond American Homes of Oregon, Inc.

Richmond American Homes of Pennsylvania, Inc.

Richmond American Homes of Utah, Inc.

Richmond American Homes of Washington, Inc.

Delaware Guarantors

Richmond American Construction, Inc.

Richmond American Homes of Arizona, Inc.

Richmond American Homes of Colorado, Inc.

Maryland Guarantor

Richmond American Homes of Maryland, Inc.

Virginia Guarantor

Richmond American Homes of Virginia, Inc.

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